UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 27, 2019 (August 26, 2019)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

12120 Sunset Hills Road, Suite 330, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	INAP	Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President and Chief Financial Officer – Michael T. Sicoli

On August 27, 2019, Internap Corporation (the “Company”) announced the appointment of Michael T. Sicoli as the Company’s President and Chief Financial Officer, effective October 1, 2019 (the “Commencement Date”).  Mr. Sicoli will lead all Finance and Accounting functions, Corporate Development, Investor Relations, Information Technology and Real Estate.  Joseph DuFresne, the Company’s Senior Vice President, Finance, Corporate Development and Treasury was appointed by the Board of Directors as the Company’s Interim Chief Financial Officer for the period of August 31, 2019 until Mr. Sicoli commences his employment on October 1, 2019.

Mr. Sicoli, 48, most recently served as Chief Financial Officer of GTT Communications Inc. (NYSE: GTT), a publicly-traded provider of cloud networking services to multinational clients. Prior to joining GTT in April 2015, he served as principal of MTS Advisors, LLC, a consulting and advisory services firm he founded in 2013. From 2010 to 2013, he served as Chief Executive Officer of Sidera Networks, a fiber optic service provider that was merged with Lightower Fiber Networks in 2013. From 2005-2010, Mr. Sicoli served as Chief Financial Officer of RCN Corporation, where he reported to Peter Aquino until the go-private transaction in 2010.  Prior to that, Mr. Sicoli held various positions at Nextel Communications, Deloitte Consulting, and Accenture. Mr. Sicoli recently served as a director of Lumos Networks, a fiber-based bandwidth infrastructure and service provider in the Mid-Atlantic region.  Mr. Sicoli holds a Bachelor of Arts in Economics from The College of William and Mary and an MBA from The University of Virginia, Darden Graduate School of Business Administration.

Pursuant to the terms of an Employment Agreement, dated as of August 26, 2019 (“Sicoli Employment Agreement”) by and between the Company and Mr. Sicoli, Mr. Sicoli’s employment will commence on the Commencement Date and continue until October 1, 2022, unless terminated earlier or renewed in accordance with the Sicoli Employment Agreement.  Under the Sicoli Employment Agreement, Mr. Sicoli will receive (1) an annual base salary of $350,000; (2) an inducement award of 150,000 shares of restricted stock subject to a Restricted Stock Inducement Award Agreement (“Restricted Stock Agreement”), described below; (3) an annual cash incentive bonus based upon criteria established by the Company’s Board of Directors, with a target level of 75% of base salary and a maximum potential target level of 150% of base salary, with a guaranteed bonus for 2019 of $65,650; (4) reimbursement for all travel and other reasonable business expenses in accordance with Company policies and practices; (5) reimbursement of up to $15,000 in out of pocket legal expenses for negotiation of the Sicoli Employment Agreement; and (6) customary benefits including paid time off.

As a material inducement to Mr. Sicoli entering into employment with the Company, on the Commencement Date, Mr. Sicoli will be awarded 150,000 restricted shares of the Company’s common stock under the terms of the Restricted Stock Agreement.  This award was unanimously approved by the Compensation Committee of the Company’s Board of Directors as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4).  One-half of the shares of restricted stock (75,000) are subject to time-based vesting on each of the first, second and third anniversaries of Mr. Sicoli’s start date, and one-half of the shares of restricted stock (75,000) are subject to performance-based vesting based on the Company achieving performance targets.  The performance-based shares will vest in three year annual increments subject to achievement of performance targets. Vesting of the shares of restricted stock is conditioned upon Mr. Sicoli’s continued employment with the Company, and is subject to acceleration upon certain events as described below.

The Sicoli Employment Agreement and Restricted Stock Agreement entitle Mr. Sicoli to certain benefits in the event that his employment is terminated under specified circumstances, subject to Mr. Sicoli’s execution of a general release and compliance with certain restrictive covenants. Upon a qualifying termination (as defined in the Sicoli Employment Agreement), other than during a protection period (as defined in the Sicoli Employment Agreement), Mr. Sicoli will receive severance equal to his then-current annual base salary plus his then-current target bonus amount. Upon a qualifying termination during a protection period, Mr. Sicoli will receive (i) severance equal to one and a half (1.5) times his then-current annual base salary plus one and a half times (1.5) his then-current target bonus amount, and (ii) all restricted shares granted under the Restricted Stock Agreement subject to time-based and performance-based vesting will immediately vest.

The foregoing descriptions of the Sicoli Employment Agreement and Restricted Stock Agreement do not purport to be complete and are qualified in their entirety by reference to the Sicoli Employment Agreement, the Restricted Stock Agreement, the Notice of Grant of Restricted Stock, Indemnification Agreement and Employee Covenants Agreement, which are attached to this Current Report as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

There are no family relationships between Mr. Sicoli and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Sicoli has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Sicoli and any other persons pursuant to which he was selected as an officer.

Appointment of Interim Chief Financial Officer – Joseph DuFresne

As previously disclosed by the Company in its Form 8-K, July 26, 2019, Joseph DuFresne will serve as interim Chief Financial Officer until Mr. Sicoli commences his employment with the Company.  Mr. DuFresne, 51, is the Company’s Senior Vice President Finance, Corporate Development and Treasury.  Prior to his recent position, he was the Company’s Vice President, Corporate Development since November 2017 and has led the Company’s capital raising and merger and acquisition activities. Mr. DuFresne has more than 25 years of operating company and investment banking experience. Prior to joining the Company, Mr. DuFresne was the CEO and CFO at Broad Valley Micro Fiber Networks Inc., a fiber and wireless infrastructure provider serving the Mid-Atlantic region. Mr. DuFresne also spent twelve years in investment banking where he covered the telecommunications sector with a focus on infrastructure businesses, including metro fiber and data center-related businesses. Over the course of his banking career, Mr. DuFresne executed a broad array of debt and equity financings and buy and sell-side M&A transactions in the U.S., Europe and Japan. Mr. DuFresne spent time at UBS and Oppenheimer & Co. and began his banking career at Deutsche Bank Securities. Mr. DuFresne started his career at UOP, a process technology licensor for the petrochemical and oil and gas industries. While at UOP, he lived and worked outside the U.S., including time in Europe, Russia, Asia, South America and Africa. Mr. DuFresne holds an M.B.A. from the Tuck School of Business at Dartmouth College and a Bachelor of Science in chemical engineering from Montana State University.

Appointment of Principal Accounting Officer - Christine Herren

Christine Herren, the Company’s Vice President, Accounting and Controller is being promoted to Principal Accounting Officer, effective August 31, 2019.

Ms. Herren, 47, has over 25 years financial and accounting leadership experience in both public and private companies.  Mr. Herren has been the Company’s Vice President, Accounting and Controller since May 2019 and previously was the Company’s Assistant Controller since April 2017.  From 1991 to 2017, Ms. Herren held various accounting positions with increasing seniority at Radial, Inc., and prior to a business combination, its predecessor Innotrac Corporation, including Chief Accounting Officer and Corporate Controller.

Ms. Herren is a certified public accountant. Ms. Herren holds a Bachelor of Business Administration in Accounting from Georgia State University.

There are no family relationships between Ms. Herren and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Ms. Herren has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Herren and any other persons pursuant to which she was selected as an officer.

Item 7.01	Regulation FD Disclosure.

On August 27, 2019, the Company issued a press release, which is attached hereto as Exhibit 99.l. The information reported in this Item 7.01 (including the press release) is furnished to and not “filed” with the Commission for the purposes of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, dated August 26, 2019, by and between the Company and Michael T. Sicoli.
10.2	Restricted Stock Inducement Award Agreement, dated August 26, 2019, by and between the Company and Michael T. Sicoli.
10.3	Notice of Grant of Restricted Stock, dated August 26, 2019, by and between the Company and Michael T. Sicoli.
10.4	Indemnity Agreement, dated August 26, 2019, by and between the Company and Michael T. Sicoli.
10.5	Employment Covenants Agreement, dated August 26, 2019, by and between the Company and Michael T. Sicoli.
99.1	Press Release, dated August 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: August 27, 2019	By:	/s/ Richard P. Diegnan
Richard P. Diegnan
EVP and General Counsel